EXHIBIT 32.1

CERTIFICATION1

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Robert G. Johnson, Jr., M.D., Ph.D., Chief Executive Officer of Kosan Biosciences Incorporated (the “Company”), and David L. Johnson, Principal Accounting Officer and Principal Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of May 10, 2006.

/s/ Robert G. Johnson, Jr.
Robert G. Johnson, Jr., M.D., Ph.D.
Chief Executive Officer

/s/ David L. Johnson
David L. Johnson
Principal Accounting Officer and Principal Financial Officer

[1]	This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Kosan Biosciences Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to Kosan Biosciences Incorporated and will be retained by Kosan Biosciences Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.